UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2011

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	001- 04311	11-1541330
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

25 Harbor Park Drive, Port Washington, NY		11050
(Address of principal executive offices)		(Zip Code)

(516) 484-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of the Pall Corporation 2012 Executive Incentive Bonus Plan

On December 14, 2011, Pall Corporation (the “Registrant”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders approved the Pall Corporation 2012 Executive Incentive Bonus Plan (the “2012 Bonus Plan”) which will replace the Pall Corporation 2004 Executive Incentive Bonus Plan. The Registrant’s Compensation Committee of the Board of Directors (the “Board”) adopted the 2012 Bonus Plan on September 26, 2011, subject to shareholder approval.

The impetus for the 2012 Bonus Plan is Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Registrant intends for payments under the 2012 Bonus Plan to qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Code for its covered executives, which includes the Registrant’s named executive officers except for the Chief Financial Officer. The Registrant’s covered executives, the Chief Financial Officer and other officers and executives selected by the Compensation Committee may participate in the plan.

The 2012 Bonus Plan is designed as a “plan within a plan” with payments under the plan based on the achievement of certain thresholds and goals. The “outer layer” component of the 2012 Bonus Plan is entirely objective and based upon specific criteria reflecting the Registrant’s performance during the fiscal year. No bonuses are payable under the 2012 Bonus Plan unless the “outer layer” threshold goals are achieved, and if payable, the bonuses may not exceed the lesser of 260% of a participant’s base salary or $3,000,000 (the “maximum award amount”). The “inner layer” component of the 2012 Bonus Plan is subjective and objective. The Compensation Committee will evaluate the Registrant’s performance relative to the “inner layer” goals and the corporate, operational and individual performance goals of each participant. Based on its evaluation, the Compensation Committee will use “negative discretion” to reduce the maximum award amount eligible to each participant under the plan.

The material terms of the 2012 Bonus Plan are described on pages 58-62 in the Registrant’s 2011 Proxy Statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2011. The summary in the Proxy Statement and the foregoing description of the 2012 Bonus Plan are qualified in their entirety by reference to the full text of the 2012 Bonus Plan which was filed as Appendix A to the Proxy Statement and is incorporated herein by reference.

Adoption of the Pall Corporation 2012 Stock Compensation Plan

Also at the Annual Meeting, the shareholders approved the Pall Corporation 2012 Stock Compensation Plan (the “2012 Stock Plan”). The Board adopted the 2012 Stock Plan on September 26, 2011, subject to shareholder approval. The 2012 Stock Plan will replace the Pall Corporation 2005 Stock Compensation Plan (the “2005 Stock Plan”). Similar to the 2005 Stock Plan, the 2012 Stock Plan permits the Registrant to grant to its employees, including the Registrant’s “named executive officers,” a variety of equity compensation (that is stock options, restricted shares, restricted units performance shares and performance units). In addition, the 2012 Stock Plan provides that (i) in each January of each calendar year, each member of the Board who is not on such grant date an employee of the Registrant will be granted a number of annual awards units as determined by the Board, and (ii) each person who is elected a director of the Registrant for the first time at an annual meeting and who is not an employee of the Registrant on the date of such annual meeting will receive a number of annual awards units as determined by the Board.

The material terms of the 2012 Stock Plan are described on pages 64-82 in the Proxy Statement. The summary in the Proxy Statement and the foregoing description of the 2012 Stock Plan are qualified in their entirety by reference to the full text of the 2012 Stock Plan which was filed as Appendix B to the Proxy Statement and is incorporated herein by reference.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders voted on the six proposals detailed in the Registrant’s Proxy Statement and casted their votes as follows:

Proposal 1. Election of 11 members to the Board for a term expiring at the 2012 Annual Meeting of Shareholders.

				Broker
Director Nominee	For	Against	Abstained	Non-Votes
Amy E. Alving	88,162,359	3,113,944	101,091	8,669,498
Daniel J. Carroll, Jr.	84,383,654	6,880,258	113,482	8,669,498
Robert B. Coutts	85,529,742	5,727,435	120,217	8,669,498
Cheryl W. Grisé	85,450,855	5,826,939	99,600	8,669,498
Ronald L. Hoffman	86,433,643	4,837,635	106,116	8,669,498
Lawrence D. Kingsley	89,463,814	1,708,240	205,340	8,669,498
Dennis N. Longstreet	90,948,622	312,662	116,109	8,669,498
B. Craig Owens	90,919,933	341,229	116,232	8,669,498
Katharine L. Plourde	89,281,224	1,989,224	106,946	8,669,498
Edward L. Snyder	89,828,465	1,437,405	111,524	8,669,498
Edward Travaglianti	90,884,793	380,421	112,180	8,669,498

Proposal 2. Ratification of appointment of KPMG LLP as independent registered public accounting firm for fiscal year 2012.

For	Against	Abstained	Broker Non-Votes
98,186,538	1,705,661	150,193	---

Proposal 3. Approval, on an advisory basis, of the compensation of the Registrant’s named executive officers.

For	Against	Abstained	Broker Non-Votes
84,288,536	6,888,689	195,668	8,669,498

Proposal 4. Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstained
86,465,222	294,299	4,453,882	163,991

Proposal 5. Approval of the Pall Corporation 2012 Executive Incentive Bonus Plan.

For	Against	Abstained	Broker Non-Votes
87,644,376	3,529,338	203,679	8,669,498

Proposal 6. Approval of the Pall Corporation 2012 Stock Compensation Plan.

For	Against	Abstained	Broker Non-Votes
84,341,869	6,835,663	199,862	8,669,498

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pall Corporation

/s/ Robert G. Kuhbach
December 19, 2011	Robert G. Kuhbach
Senior Vice President, General Counsel and Corporate
Secretary